UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025

Enovis Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2711 Centerville Road, Suite 400

Wilmington, DE 19808

(Address of principal executive offices) (Zip Code)

(302) 252-9160

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2025, Daniel A. Pryor and Enovis Corporation (the “Company”) agreed that he would step down from his position as an executive officer of the Company as of such date, and remain as an employee of the Company in an advisory role through March 31, 2026 (the “Departure Date”). Mr. Pryor’s departure is part of a restructuring of management roles at the Company, which included the elimination of his former position of Executive Vice President, Strategy and Business Development, and constitutes a termination without cause under the terms of Mr. Pryor’s employment agreement with the Company, dated January 1, 2011 (the “Employment Agreement”).

In connection therewith, the Company and Mr. Pryor entered into a Separation and General Release Agreement, dated November 14, 2025 (the “Separation Agreement”), pursuant to which Mr. Pryor will remain with the Company until the Departure Date and provide transition services. Pursuant to the Separation Agreement, Mr. Pryor will continue to be paid his current base salary and be entitled to the same benefits applicable to his employment until the Departure Date. Mr. Pryor will remain eligible to receive a cash bonus for 2025 in accordance with the terms of the Company’s annual incentive plan and his Company equity awards will continue to vest in accordance with the terms of the relevant award agreements through the Departure Date, but he will not receive any further equity grants under the Company’s long-term incentive plans. Following the Departure Date, and subject to Mr. Pryor’s compliance with the terms of the Separation Agreement, Mr. Pryor will receive cash payments equal to the sum of (i) his annual base salary as of the Departure Date, plus (ii) the greater of (x) his target annual cash incentive in effect for the year or (y) the average of the largest two annual cash incentives received during the three years prior to the Departure Date, as provided for in the Employment Agreement. Mr. Pryor will also receive a Partial Year Bonus (as defined in the Employment Agreement) for 2026, health benefit continuation for twelve months from the Departure Date, and outplacement assistance subject to a cap of $75,000. The Separation Agreement includes a general release and waiver from Mr. Pryor. The foregoing summary of the terms of Mr. Pryor’s Separation Agreement is qualified in its entirety by the full text of the agreement, which is expected to be filed with the Company’s next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2025

ENOVIS CORPORATION

	By:	/s/ Bradley J. Tandy
	Name:	Bradley J. Tandy
	Title:	Senior Vice President and Chief Legal Officer